EXHIBIT 5.1

ATTORNEYS AT LAW

Author’s Email: lbolduc@fyklaw.com FYK Ref #16163.00

Michael J. FitzGerald*

Eoin L. Kreditor*

Eric P. Francisconi

Lynne Bolduc

George Vausher, LLM, CPA‡

Eric D. Dean

John C. Clough

David M. Lawrence

Natalie N. FitzGerald

David A. Kelly

Jodi M. Wirth

Brook John Changala John M. Marston†

Deborah M. Rosenthal†

Maria M. Rullo†

Jeanine A. Scalero †

Larry S. Zeman†

April 29, 2019

ShiftPixy, Inc.

1 Venture, Suite 150

Irvine, CA 92618

Re:	Shares to be registered on Form S-3

Gentlemen:

We have acted as special counsel to you, ShiftPixy, Inc., a Wyoming corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on April 29, 2019 (the “Registration Statement”). The Registration Statement covers the resale of up to 36,394,264 shares of common stock, par value $0.0001 per share (the “Common Stock”) (each a “Share” or in the aggregate, the “Shares”).

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) the Certificate of Incorporation of the Company, as amended to date; (b) the By-laws of the Company, as amended to date; and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

The opinion expressed herein is expressly limited to the Wyoming Business Corporation Act (including the statutory provisions, the applicable provisions of the Wyoming Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions, and assumptions set forth herein, we are of the opinion that the Shares, when and to the extent issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

2 Park Plaza, Suite 850 ˖ Irvine, CA 92614 | Tel: 949-788-8900 ˖ Fax: 949-788-8980 ˖ www.fyklaw.com

*Professional Corporation ˖ †Of Counsel ˖ ‡Certified Specialist in Estate Planning, Trust & Probate Law, and in Taxation Law, State Bar of California

ShiftPixy, Inc. April 29, 2019 Page 2 of 2

The opinion expressed herein is subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealing.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated, or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

FitzGerald Yap Kreditor LLP

/s/ Lynne Bolduc

Lynne Bolduc, Esq.